UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

ACRES Commercial Realty Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

390 RXR Plaza
Uniondale, NY		11556
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-535-0015

865 Merrick Avenue, Suite 200 S Westbury, NY 11590
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 4, 2021, ACRES Commercial Realty Corp. (the “Company”) and the Company’s manager, ACRES Capital, LLC, entered into an Equity Distribution Agreement (the “Agreement”) with JonesTrading Institutional Services LLC, as placement agent (“JonesTrading”), pursuant to which the Company may issue and sell from time to time up to 2.2 million shares of the Company’s 7.875% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock” or the “Shares”).

Sales of the Series D Preferred Stock may be made in transactions that are deemed to be “at the market” offerings, as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation, sales made directly on the New York Stock Exchange, on any other existing trading market for the Shares or to or through a market maker.  Subject to the terms of the Company’s notice, JonesTrading may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.  The Shares may be offered and sold pursuant to the Prospectus Supplement dated October 4, 2021 to a base prospectus, dated April 20, 2021, included as part of the Company’s shelf registration statement on Form S-3 (File No. 333-254315) (as it may be further supplemented, amended or otherwise modified).  The Company has no obligation to sell any of the Series D Preferred Stock under the Agreement and may at any time suspend solicitations and offers under the Agreement.  The Company will pay JonesTrading a commission up to 3.0% of the gross proceeds from the sales of the Series D Preferred Stock pursuant to the Agreement. The terms and conditions of the Agreement include various representations and warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

JonesTrading may engage in transactions with, or perform services for, the Company in the ordinary course of business for which they will receive customary compensation.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the filing of the Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its Maryland counsel, McDermott Will & Emery LLP, with respect to the legality of the Series D Preferred Stock, and is filing as Exhibit 8.1 hereto an opinion of its counsel, Ledgewood PC, with respect to tax matters.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of shares of Series D Preferred Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
1.1	Equity Distribution Agreement, dated October 4, 2021, by and among ACRES Commercial Realty Corp., ACRES Capital, LLC and JonesTrading Institutional Services LLC.
5.1	Opinion of McDermott Will & Emery LLP.
8.1	Opinion of Ledgewood, PC.
23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
23.2	Consent of Ledgewood, PC (included in Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	October 6, 2021
		By:	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer